Exhibit 4.12

Confidential

THE SYMBOL "[****]" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMIITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Change Order 6.1 to Clinical Services Agreement

Client’s study drug RHB-104

This Change Order 6.1 (“Change Order”) to the Clinical Services Agreement signed 15 June 2011 (“Clinical Services Agreement”),  is by and among:

(1)          RedHill Biopharma Ltd., having its principle place of business at 21 Ha’arba’a St., Tel Aviv 64739, Israel (hereafter “SPONSOR”);

(2)         7810962 Canada Inc., a Canadian corporation, having its principal office at 5320 13th Avenue, Montreal, Quebec, H1X 2X8, Canada ((hereinafter "MANAGER");

WHEREAS, “SPONSOR” mandated "MANAGER" to enter into a subcontract with inVentiv Health Clinical to act as a CRO for its Study (as defined in the Clinical Services Agreement);

Is hereby made effective as of July 28, 2016 (“Effective Date”) and the parties hereby agree as follows:

1.    Change Order 6.1 to Clinical Services Agreement.

This Change Order constitutes an amendment to the Clinical Services Agreement pursuant to section 3.0 therein.  As such, this Change Order is subject in all respects to the terms and provisions of the Clinical Services Agreement.

2.    Scope of Work

In addition to the Services to be provided in the above-referenced Clinical Services Agreement,  inVentiv Health Clinical will perform additional Services for Client’s study drug RHB-104, in accordance with the Summary of Changes attached hereto and incorporated herein as Exhibit A.

3.    Compensation

Under this Change Order,  inVentiv Health Clinical’s Professional Fees have increased by the amount of USD [****]. The total costs of the Clinical Services Agreement have increased to USD [****].

1

Confidential

Payment due to inVentiv Health Clinical for the Services provided under this Change Order shall be made pursuant to the Agreement and the revised unit Payment Schedule attached hereto and incorporated herein as Exhibit B.

4.    Project Period

The term of this Change Order shall commence on the date of its execution and shall continue until the Services as described in the Clinical Services Agreement are completed, unless this Change Order or corresponding Clinical Services Agreement are terminated early in accordance with the Clinical Services Agreement.

By their signatures below, the parties hereto agree to the terms of this Change Order and represent that they are authorized to enter into this Change Order on behalf of their respective companies.

ACCEPTED AND AGREED TO:

RedHill Biopharma Ltd.		For 7810962 Canada

/s/ Dror Ben-Asher	/s/ Micha Ben Chorin	/s/ Alain Guimond
Name: Dror Ben-Asher	Micha Ben Chorin	Name: Alain Guimond
Title: CEO	CFO	Title: V-P R&D

Date: August 31, 2016__________________		Date: 30-August-2016

2

Confidential	inVentivHealthclinical.com

Exhibit A Summary of Changes

Study Assumption Changes

Changes to the parameters and assumptions for the study are defined below. Unless otherwise noted, activities will be performed according to the original contract.

Change Order 6.1 for 7810962 Canada Inc.  /Red Hill Biopharma Ltd.

Overview of major level changes

•	The fee to add [****]to the DCRA team is $[****]- There are [****]hrs in the [****]month period from [****] through to [****]. The hourly rate is $[****]/hr.
•	Number of DCRAs changed from [****] to [****].

1.1           Revised Costs

Costs for this study are presented below in two categories, pass-through costs and professional fees.

1.1.1        Pass-Through Costs

Pass-through costs are in US dollars and include those expenses listed below. inVentiv Health Clinical will invoice Client for actual costs in these areas, it being understood that any pass-through costs in excess of the amounts set out below will require the Client’s prior written approval. inVentiv Health Clinical will use its best efforts to keep actual costs to reasonable levels through adherence to inVentiv Health Clinical’s travel policy and prudent negotiation with outside providers. Pass-through costs are presented in the table below:

11ISB001 7810962 Canada Inc., /RedHill Biopharma Ltd. 28 July 2016

© inVentiv Health. All Rights Reserved.

Confidential	inVentivHealthclinical.com

Task	Current (USD)	Change Order #6.1	Assumption Changes influencing the change in the budget	Additional comments
Site Visit Travel	$[****]	$[****]	No change
Investigators' Meeting Organization	$[****]	$[****]	No change
Kick-off Meeting Travel/Attendance	$[****]	$[****]	No change
Shipping/Photocopying	$[****]	$[****]	No change
Translation	$[****]	$[****]	No change
Regulatory Fees	$[****]	$[****]	No change
Ethics Committee Fees	$[****]	$[****]	No change
EDC Studies/3G Cards	$[****]	$[****]	No change
DSMB member fees	$[****]	$[****]	No change
EDC Fees (Oracle)	$[****]	$[****]	No change
CRA Face to Face Meeting Travel expenses	$[****]	$[****]	No change
Pass Through Costs	$[****]	$[****]

11ISB001 7810962 Canada Inc., /RedHill Biopharma Ltd. 28 July 2016

© inVentiv Health. All Rights Reserved.

Confidential	inVentivHealthclinical.com

1.1.2        Investigator Grants Costs

Investigator Grants	Current (USD)	Change Order #6.1	Assumption Changes influencing the change in the budget	Additional Comments
	$[****]	$[****]	No Change	Estimate only. Will be paid based on actual costs as approved by the Client.

1.1.3        Professional Fees

Based on the parameters and assumptions outlined in the original proposal, inVentiv Health Clinical fees are categorised by major activity in the table below and in USD:

Task	Current (US Dollars)	Change Order #6.1	Assumption Changes influencing the change in the budget	Additional comments
Pre-study Activities
Case Report Form Preparation/Review	$[****]	$[****]	No change	No change
Data Management Plan Preparation/Review	$[****]	$[****]	No change	No change
Informed Consent Preparation/Review	$[****]	$[****]	No change	No change
IRB/Ethics Committee Interactions	$[****]	$[****]	No change	No change
Investigators' Meetings	$[****]	$[****]	No change	No change
Investigator Site Contract	$[****]	$[****]	No change	No change
Investigator Recruitment	$[****]	$[****]	No change	No change
Project Feasibility	$[****]	$[****]	No change	No change
Project Plan Preparation/Review	$[****]	$[****]	No Change	No change

11ISB001 7810962 Canada Inc., /RedHill Biopharma Ltd. 28 July 2016

© inVentiv Health. All Rights Reserved.

Confidential	inVentivHealthclinical.com

Task	Current (US Dollars)	Change Order #6.1	Assumption Changes influencing the change in the budget	Additional comments
Protocol Preparation/Review	$[****]	$[****]	No change	No change
Randomization Schedule Preparation	$[****]	$[****]	No change	No change
Study-Specific Form Preparation	$[****]	$[****]	No change	No change
Training - Project-Specific	$[****]	$[****]	No change	No change
Translations	$[****]	$[****]	No change	No change
PROMIS	$[****]	$[****]	No change	No change
Monitoring/Site Management
Data Clean-up	$[****]	$[****]	No change	No change
Investigator Grant Administration	$[****]	$[****]	No change	No change
Laboratory Report Review	$[****]	$[****]	No change	No change
Serious/Significant Adverse Event Management	$[****]	$[****]	No change	No change
Site Management	$[****]	$[****]	No change	No change
Remote Monitoring of Site Data	$[****]	$[****]	No change	No change
Site Visits - Pre-study Visits	$[****]	$[****]	No change	No change
Site Visits - Initiation Visits	$[****]	$[****]	No change	No change
Site Visits - Routine Visits conducted on site	$[****]	$[****]	No change	No change
Site Visits - Routine Visits conducted on site – Dedicated NA CRA Program-[****]CRAs	$[****]	$[****]	No change	No change
Site Visits - Routine Visits conducted on site-Dedicated NA CRA Program-[****] CRA	$[****]	$[****]	Dedicated NA CRA Program	Adding [****] Dedicated Sr. CRA- $[****]/hr X [****]hrs ([****] hrs over a year X [****] months)
Site Visits - Close-out Visits at each site at Study End	$[****]	$[****]	No change	No change
Study Master File/Project File Set-up and Maintenance	$[****]	$[****]	No change	No change

11ISB001 7810962 Canada Inc., /RedHill Biopharma Ltd. 28 July 2016

© inVentiv Health. All Rights Reserved.

Confidential	inVentivHealthclinical.com

Task	Current (US Dollars)	Change Order #6.1	Assumption Changes influencing the change in the budget	Additional comments
Patient/Site Recruitment	$[****]	$[****]	No change	No change
Client/CRO meeting	$[****]	$[****]	No change	No change
Regulatory
Regulatory Documentation Preparation/Review	$[****]	$[****]	No change	No change
Project Management /Project Tracking
Financial Project Management	$[****]	$[****]	No change	No change
Project Management	$ [****]	$ [****]	No change	No change
Project Tracking / Communications	$[****]	$[****]	No change	No change
Vendor Management	$[****]	$[****]	No change	No change
Data Management
Database Archiving	$[****]	$[****]	No change	No change
Data Cleanup (DM)	$[****]	$[****]	No change	No change
Data Management: Database Quality Control Inspection	$[****]	$[****]	No change	No change
Database Design	$[****]	$[****]	No change	No change
Dictionary Coding	$[****]	$[****]	No change	No change
Edit Check Programming	$[****]	$[****]	No change	No change
Electronic Data Import	$[****]	$[****]	No change	No change
Case Report Form Data/Document Transfers	$[****]	$[****]	No change	No change
EDC Fees	$[****]	$[****]	No change	No change
Statistical Analysis and Table Generation
Electronic Data Transfer	$[****]	$[****]	No change	No change

11ISB001 7810962 Canada Inc., /RedHill Biopharma Ltd. 28 July 2016

© inVentiv Health. All Rights Reserved.

Confidential	inVentivHealthclinical.com

Task	Current (US Dollars)	Change Order #6.1	Assumption Changes influencing the change in the budget	Additional comments
Interim Analysis/Report Preparation and Review	$[****]	$[****]	No change	No change
Statistical Analysis Plan Preparation/Review	$[****]	$[****]	No change	No change
Table Generation	$[****]	$[****]	No change	No change
Table/Listings Review	$[****]	$[****]	No change	No change
Clinical Study Report
Clinical Study Report Preparation/Review	$[****]	$[****]	No change	No change
Team Meetings
Project Team Meetings - Internal Meetings	$ [****]	$ [****]	No change	No change
Project Team Meetings - Client Teleconferences	$[****]	$[****]	No change	No change
Project Team Meetings - Kick-off Meeting	$[****]	$[****]	No change	No change
Total Direct Costs	$[****]	$[****]

Total Costs

Category	Total Costs($)
	Current Contract (USD)	Change in Scope # 6.1 (USD)	Revised Total (USD)
Pass-Through Costs	$[****]	$[****]	$[****]
Investigator Grants Costs	$[****]	$[****]	$[****]
Professional Fees	$[****]	$[****]	$
Discount	-$[****]	$[****]	-$[****]
Revised Professional Fees	$[****]	$[****]	$[****]
Grand Total	$[****]	$[****]	$[****]

11ISB001 7810962 Canada Inc., /RedHill Biopharma Ltd. 28 July 2016

© inVentiv Health. All Rights Reserved.

Confidential	inVentivHealthclinical.com

Exhibit B Payment Schedule

1.           PAYMENT TERMS

A.             Service Fees:

Exhibit B

inVentiv Health Clinical

Milestone Payment Schedule

7810962 Canada Inc. (11ISB001)

Milestone	Original Agreement	CO#2 with Discount	CO#3 with Discount	CO#4 with Discount	CO#5	CO#6	CO#6.1	Total (USD) with Discount	Invoice #	Invoice Amount	Paid Amount
Upon Execution of Contract	250,249							250,249	11ISB001-001	250,249	250,249
Upon Execution of CO#3			904,042					904,042	11ISB001-064	904,042	904,042
Upon Execution of CO#4				119,480				119,480	11ISB001-065	119,480	119,480
Upon Execution of CO#5					349,419			349,419	0030018998	349,419	349,419
Upon Execution of CO#6						424,093		424,093
Completion of Investigator Meeting								0
50% of Site Initiation Visits completed								0
Last Site Initiation Visits completed								0
Database Release (eCRF release) to Production								0
First Patient In US Trial	250,249	-250,249						0
First Patient In European Trial	250,249	-250,249						0
Last Patient In US Trial	344,865	-344,865						0
Last Patient In European Trial	344,865	-344,865						0
First Patient In		421,712						421,712	11ISB001-034/11ISB001-042	421,712	421,712
Last Patient in		576,327	300,000					876,327
	1,440,477	-192,189	1,204,042	119,480	349,419	424,093	0	3,345,322
26-week Subject Treatment Period Ends:								0
DBL for all patients completing 26-weeks completed		412,620	280,000					692,620
Study Unblinded after analysis of efficacy part completed								0
Delivery of Draft Tables, Listings and Graphs								0
Delivery of Final Tables, Listings and Graphs								0
Delivery of Final 26 CSR US Trial	750,746	-750,746						0
Delivery of Final 26 CSR European Trial	750,746	-750,746						0
	1,501,492	-1,088,872	280,000					692,620
52-week Subject Treatment Period ends:								0
DBL for all patients completed		232,364	200,000					432,364
Delivery of Draft Tables, Listings and Graphs								0
Delivery of Final Tables, Listings and Graphs								0
Delivery of Final 52 CSR US Trial	261,441	-261,441						0
Delivery of Final 52 CSR European Trial	261,442	-261,441						1
Delivery of Final CSR		124,981						124,981
Database Lock								0
Delivery of Draft CRF US Trial	261,432	0						261,432	11ISB001-023	261,432	261,432
Delivery of Draft CRF European Trial	261,432	-261,432						0
	1,045,747	-426,969	200,000	0	0	0	0	818,778
Total Milestones	3,987,716	-1,708,030	1,684,042	119,480	349,419	424,093	0	4,856,720		2,306,334	2,306,334

Confidential	inVentivHealthclinical.com

Quarterly Project Management Fee (10 Quarters starting June 16, 2011, ending December 15, 2013: 183,590 USD per quarter) Only Invoiced for 7 quarters	1,835,894	-598,157						1,237,737	See below	1,237,737	1,237,737
Monthly Fees for Hold Period: (9 Monthlies starting April 2012, ending December 2012: 15,000 USD per month) Only Invoiced for 6 months		90,000						90,000	11ISB001-017	90,000	90,000
Quarterly Project Management Fee: (8 Quarterly Payments starting January 2014: $173,477.50 USD per quarter) Only invoiced for 4 quarters		1,387,820	-693,909					693,911	See below	693,911	693,911
Quarterly Project Management Fee: (4 Quarterly Payments starting January 2015: $244,147.50 USD per quarter)			976,590					976,590	See below	976,590	976,590
Quarterly Fees for Dedicated CRA Program (4 Quarters Starting July 2016: $141,364.29 USD per quarter)						565,457		565,457
Quarterly Fees for Dedicated CRA Program (3 Quarters Starting July 2016: $59,985 USD per quarter)							179,955	179,955

Total Milestone Payments[1]	5,823,610	-828,367	1,966,723	119,480	349,419	989,550	179,955	8,600,370		5,304,572	5,304,572

1  - Professional fees are net of the 5% discount applied to Original Agreement and CO#1-#4

Quarterly Payments
3rd Quarter 2011	11ISB001-002	183,590.00	183,590
4th Quarter 2011	11ISB001-006	183,590.00	183,590
1st Quarter 2012	11ISB001-008	183,590.00	183,590
1st Quarter 2012 (Reconciled for Amendment #1)	11ISB001-017 & 19	(47,393.00)	(47,393)
1st Quarter 2013	11ISB001-022	183,590.00	183,590
2nd Quarter 2013	11ISB001-027	183,590.00	183,590
3rd Quarter 2013	11ISB001-032	183,590.00	183,590
4th Quarter 2013	11ISB001-032	183,590.00	183,590
1st Quarter 2014	11ISB001-042	173,477.50	173,478
2nd Quarter 2014	11ISB001-045	173,477.50	173,478
3rd Quarter 2014	11ISB001-053	173,477.50	173,478
4th Quarter 2014	11ISB001-058	173,478.00	173,478
1st Quarter 2015	11ISB001-064	244,147.50	244,148
2nd Quarter 2015	0030014002	244,147.50	244,148
3rd Quarter 2015	0030017725	244,147.50	244,148
4th Quarter 2015	0030017726	244,147.50	244,148
3rd Quarter 2016		141,364.29
4rd Quarter 2016		201,349.29
1st Quarter 2017		201,349.29
2nd Quarter 2017		201,349.29

Confidential	inVentivHealthclinical.com

2.    Pass Through Costs:

(a)

CO#2:  Twenty percent (20%) of the average estimated expenses as set forth in the Expenses Estimate (exclusive of funds for investigator grants), totaling $[****],  was invoiced upon execution of this Agreement. Prepayment for Out of Pocket Expenses (to be drawn down once paid and replenished once 75% depleted).  This process to continue until the end of the study.

(b)

CO#3:  Twenty percent (20%) of the average estimated expenses as set forth in the Expenses Estimate (exclusive of funds for investigator grants), totaling $[****],  was invoiced upon execution of this Agreement. Prepayment for Out of Pocket Expenses (to be drawn down once paid and replenished once 75% depleted).  This process to continue until the end of the study.

(c)	CO#4: This is a one-time payment of $[****] (exclusive of funds for investigator grants), that was invoiced upon execution of this Agreement.

(d)	CO#5: This is a one-time payment of $[****] (exclusive of funds for investigator grants), that was invoiced upon execution of this Agreement.

(e)	CO#6: This is a quarterly payment of [****]for ([****]) Quarters beginning with 1st payment invoiced on or after [****]. First payment invoiced on [****].

(f)	CO#6.1: This is a Quarterly payment of [****]for ([****]) Quarters beginning with 1st payment to be invoiced on [****]or upon execution of this Agreement if the executed date is later than [****].

(g)	Actual pass-through expenses, as provided in the expenses estimate, will be billed as incurred by inVentiv Health Clinical

(h)	Any unused funds will be returned within ninety (90) days from the date of the final reconciliation

3.    Investigator Grants:

(a)

Twenty percent (20%) of the estimated total of the grant payments of the study, totaling $[****],  was invoiced upon commencement of services. Prepayment for Investigator Grants (to be drawn down once paid and replenished once 75% depleted).  This process to continue until the end of the study.

(b)

inVentiv Health Clinical will submit invoices in advance for estimated amounts to be paid to investigators during the next quarter to ensure that adequate funds are available to pay investigator grants

(c)	inVentiv Health Clinical will not make payments to investigators without having sufficient funds available in advance.

(d)	Any unused funds will be returned within ninety (90) days from the date of the final reconciliation

4.    Payment Conditions:

(a)

For all Services, pass through expenses and investigator grants invoiced, payments are due net thirty (30) days from invoice date as set forth in Terms, Item 2 of the Agreement.  In the event of a dispute, all undisputed portions of the invoice(s) are due within the above stated terms

(b)

Payments shall be made in the currency identified above and shall be made free of any applicable local withholding taxes, charges or remittance fees.  Invoices will be inclusive of applicable taxes as determined by local laws and regulations

(c)	inVentiv Health Clinical reserves the right to charge interest against any unpaid overdue balance at the rate of one and a half percent (1.5%) per month

(d)All services and pass-through payments should be sent via wire or ACH